FIRST AMENDMENT TO CREDIT AGREEMENT

            FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of September 25, 1996, among VERNITRON CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), and BANQUE PARIBAS, as agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :

            WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of April 25, 1996 (the "Credit Agreement");

            WHEREAS, the Borrower desires to purchase the business and certain assets (the "Purchased Assets") of Lockheed Martin Beryllium Corporation and enter into related transactions for an aggregate purchase price of approximately $5,000,000 and to pay related fees and expenses not to exceed $200,000 in the aggregate (collectively, the "Acquisition"), and the Banks are willing to consent to the Acquisition, subject to and on the terms and conditions set forth herein; and

            WHEREAS, the Borrower has requested that the Banks agree to amend certain provisions of the Credit Agreement, and the Banks are willing to amend such provisions, subject to and on the terms and conditions set forth herein;

            NOW, THEREFORE, it is agreed:

            1. Notwithstanding anything to the contrary contained in the Credit Agreement, the undersigned Banks hereby consent to the Borrower effecting the Acquisition, provided that (i) approximately $1,500,000 of the purchase price for the Acquisition shall be obtained by the Borrower from the sale (including as part of a sale-leaseback transaction) by the Borrower, contemporaneous with the closing of the Acquisition, of a portion of the Purchased Assets, (ii) in connection with the Acquisition, and promptly after the consummation thereof, the Borrower shall receive cash proceeds (together with the proceeds described in clause (i) above, the "Specified Proceeds") of approximately $800,000 from the sale of a second portion of the Purchased Assets and (iii) no later than thirty days after the closing of the Acquisition the Borrower shall grant to the Collateral Agent a first priority perfected security interest in all Purchased Assets (other than the property sold in the manner described in clauses (i) and (ii) above), as set forth in Section 8.17 of the Credit Agreement. Notwithstanding anything to the contrary contained in the Credit Agreement, the Banks

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                                                                      SCHEDULE I
                                                                          Page 2


hereby further agree that (i) the Specified Proceeds shall not be required to be applied as a mandatory repayment or commitment reduction, (ii) the acquisition of the Purchased Assets shall not constitute a Capital Expenditure and (iii) the Borrower shall be permitted to make an intercompany loan or advance to Speedring, Inc. in connection with the consummation of the Acquisition.

            2. Section 1.01(c)(iii) of the Credit Agreement is hereby amended by
(1) inserting the text "the sum of (I)" immediately after the clause heading "(y)" appearing therein; and (2) inserting the following new clause (II) immediately after the text "at such time" appearing at the end of existing clause (y):

      "and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding".

            3. Section 1.01 of the Credit Agreement is hereby further amended by inserting in the appropriate order the following new paragraphs (d) and (e):

            "(d) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make at any time and from time to time after the First Amendment Effective Date and prior to the Swingline Expiry Date, a loan or loans (each a "Swingline Loan," and collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

                  (i) shall be made and maintained as Base Rate Loans;

                  (ii) may be repaid and reborrowed in accordance with the
            provisions hereof;

                  (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) the amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date); and

                  (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

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                                                                      SCHEDULE I
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      The Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it to eliminate the Swingline Bank's risk with respect to the Bank which is subject of such Bank Default, including by cash collateralizing such Bank's Percentage of the outstanding
      Swingline Loans. Notwithstanding anything to the contrary contained in this Section 1.01(d), the Swingline Bank shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default by the Required Banks or (iii) the Agent in good faith believes that such Default or Event of Default has ceased to exist.

            (e) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of
      Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Banks with a Revolving Loan Commitment (without giving effect to any terminations and/or reductions thereto pursuant to the last paragraph of Section 10) pro rata on the basis of their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under

                                                                      SCHEDULE I
                                                                          Page 4


      the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10); provided, that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            4. Section 1.02 of the Credit Agreement is hereby amended by inserting the following proviso to the first sentence appearing therein:

      "provided that Mandatory Borrowings shall be in the amounts required by
      Section 1.01(e)".

            5. Section 1.03 of the Credit Agreement is hereby amended by (1) inserting the following parenthetical immediately after the text "Whenever the Borrower desires to make a Borrowing hereunder" appearing in the first sentence of paragraph (a):

      "(excluding Borrowings of Swingline Loans and Mandatory Borrowings)";

(2) redesignating paragraph "(b)" as paragraph "(c)"; (3) inserting the text ", the Swingline Bank" immediately after the word "Agent" each place it appears in the new paragraph (c); (4) inserting the text ", the Swingline Bank's" immediately after the word "Agent's" where it appears in the new paragraph (c); and (5) inserting the following new paragraph (b):

            "(b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Bank not later than 1:00 p.m. (New York

                                                                      SCHEDULE I
                                                                          Page 5


      time) on the date that a Swingline Loan is to be made, written notice (or telephonic notice confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case
      (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
      Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(e)."

            6. Section 1.04 of the Credit Agreement is hereby amended by deleting the first sentence appearing therein in its entirety and inserting in lieu thereof the following new sentence:

      "No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than the close of business on the date specified pursuant to Section 1.03(b)(i) or (y) in case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(e)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof)."

            7. Section 1.05(a) of the Credit Agreement is hereby amended by (1) deleting the word "and" appearing immediately before clause (iii); inserting the word "and" immediately after clause (iii); and (3) inserting in the appropriate order the following new clause (iv):

            "(iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note")".

            8. Section 1.05 of the Credit Agreement is hereby further amended by inserting in the appropriate order the following new paragraph (f):

            "(f) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank or its registered

                                                                      SCHEDULE I
                                                                          Page 6


      assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents."

            9. Section 1.06 of the Credit Agreement is hereby amended by inserting after the text "of the outstanding principal amount of the Loans" the first time it appears therein the following parenthetical:

            "(other than Swingline Loans which may not be converted pursuant to this Section 1.06)".

            10. Section 1.12(x)(i) of the Credit Agreement is hereby amended by
(1) deleting the word "and" appearing immediately before clause (y); inserting the word "and" immediately after clause (y); and inserting in the appropriate order the following new clause (z):

      "(z) the Swingline Bank an amount equal to such Replaced Bank's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank".

            11. Section 2.01(c) of the Credit Agreement is hereby amended by inserting the text "and Swingline Loans" immediately after the text "all Revolving Loans" appearing in clause (i)(y).

            12. Section 4.01 of the Credit Agreement is hereby amended by (1) inserting immediately after the text "one Business Day's prior written notice in the case of Base Rate Loans" appearing in clause (i) the following parenthetical:

      "(or same day notice in the case of Swingline Loans provided such notice is given prior to 12:00 noon (New York time))"; and

(2) inserting immediately after the number "$100,000" appearing in clause (ii) the following parenthetical:

                                                                      SCHEDULE I
                                                                          Page 7


      "(or, in the case of Swingline Loans, $50,000 and, if greater, in an integral multiple of $50,000)".

            13. Section 4.02(A)(a) of the Credit Agreement is hereby amended by
(1) inserting immediately after the text "the aggregate outstanding principal amount of the Revolving Loans" appearing in the first sentence, the new text ", Swingline Loans"; (2) inserting immediately after the text "the Borrower shall prepay" appearing in the first sentence, the new text "on such day principal of Swingline Loans and after the Swingline Loans have been repaid in full,"; and
(3) inserting immediately before the text "all outstanding Revolving Loans" appearing in the second sentence, the new text "all outstanding Swingline Loans and".

            14. The Credit Agreement is hereby further amended by deleting
Section 4.02(B)(c) in its entirety and inserting in lieu thereof the following new Section 4.02(B)(c):

            "(c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other outstanding Loans under each Tranche shall be repaid in full on the Maturity Date applicable to such Tranche."

            15. Section 4.03 of the Credit Agreement is hereby amended by inserting immediately after the parenthetical "(New York time)" appearing therein the following new parenthetical:

      "(or 1:00 p.m. (New York time) in the case of Swingline Loans)".

            16. The Credit Agreement is hereby further amended by deleting
Section 6.04(a) in its entirety and inserting in lieu thereof the following new
Section 6.04(a):

            "(a) Prior to the making of each Loan (other than a Swingline Loan or a Mandatory Borrowing), the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03. Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b)(i)."

                                                                      SCHEDULE I
                                                                          Page 8


            17. Section 7.08(b) of the Credit Agreement is hereby amended by inserting immediately after the text "All proceeds of Revolving Loans" where it appears therein, the text "and Swingline Loans".

            18. Section 11 of the Credit Agreement is hereby amended by deleting the definitions of 'Applicable Margin', 'Bank Default', 'Base Rate Loan', 'Borrowing', 'Loan', 'Note', 'Required Banks', 'Total Unutilized Revolving Loan Commitment' and 'Tranche', and inserting in lieu thereof the following new definitions in the appropriate alphabetical order:

            "'Applicable Margin' shall mean a percentage per annum equal to (i)
      (A) in the case of A Term Loans, Revolving Loans and Swingline Loans which are maintained as Base Rate Loans, 1.75% and (B) in the case of B Term Loans which are maintained as Base Rate Loans, 2.25% and (ii) (A) in the case of A Term Loans and Revolving Loans which are maintained as Eurodollar Loans, 3.25% and (B) in the case of B Term Loans which are maintained as Eurodollar Loans, 3.75%.

            'Bank Default' shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 1.01 or 2, including in either case as a result of any takeover of such Bank by any regulatory authority or agency.

            'Base Rate Loan' shall mean (i) each Swingline Loan and (ii) each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            'Borrowing' shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments with respect to such Tranche (or from the Swingline Bank in the case of Swingline Loans) on a pro rata basis on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            'Loan' shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

                                                                      SCHEDULE I
                                                                          Page 9


            'Note' shall mean each A Term Note, each B Term Note, each Revolving Note and the Swingline Note.

            'Required Banks' shall mean Banks the sum of whose outstanding Term Loans, Term Loan Commitments (to the extent not theretofore terminated) and Revolving Loan Commitments (or after the termination thereof, the sum of outstanding Revolving Loans, Swingline Loans and Letter of Credit Outstandings), represent an amount greater than 50% of the sum of all outstanding Term Loans, the then Total Term Loan Commitments (to the extent not theretofore terminated) and the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans, Swingline Loans and Letter of Credit Outstandings).

            'Total Unutilized Revolving Loan Commitment' shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

            'Tranche' shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., whether A Term Loans, B Term Loans, Revolving Loans or Swingline Loans."

            19. Section 11 of the Credit Agreement is hereby further amended by inserting into the definition of 'Excess Cash Flow' the text "or Swingline Loans" immediately after the term "Revolving Loans" appearing in the parenthetical contained in the proviso to clause (ii)(b).

            20. Section 11 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

            "'First Amendment' shall mean the First Amendment, dated as of September 25, 1996, to this Agreement.

            'First Amendment Effective Date' shall have the meaning provided in the First Amendment.

                                                                      SCHEDULE I
                                                                         Page 10


            'Mandatory Borrowings' shall have the meaning provided in Section 1.01(e).

            'Maximum Swingline Amount' shall mean $2,000,000.

            'Swingline Bank' shall mean Banque Paribas, in its capacity as the lender of Swingline Loans.

            'Swingline Expiry Date' shall mean the date which is three Business Days prior to the Revolving Loan Maturity Date.

            'Swingline Loans' shall have the meaning provided in Section
      1.01(d).

            'Swingline Note' shall have the meaning provided in Section
      1.05(a)."

            21. Section 13.12 of the Credit Agreement is hereby amended by inserting the following new clause "(t)" in the appropriate order in the second proviso to paragraph (a):

      "(t) without the consent of the Swingline Bank, amend, modify or waive any provision relating to the rights or obligations of the Swingline Bank or with respect to Swingline Loans (including, without limitation, the obligations of the other Banks with Revolving Loan Commitments to fund Mandatory Borrowings); or".

            22. The Credit Agreement is hereby further amended by inserting Exhibit B-4 attached hereto as a new Exhibit thereto.

            23. On and after the First Amendment Effective Date, Schedule I to the Credit Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof as a new Schedule I thereto the Schedule I attached hereto which increases the Total Revolving Loan Commitment from $10,000,000 to $11,000,000. Banque Paribas, in its capacity as a Bank, (the "Increasing Bank") hereby acknowledges and agrees that from and after the First Amendment Effective Date its Revolving Loan Commitment shall be the amount set forth opposite the Increasing Bank's name on Schedule I attached hereto, as such amount may be reduced from time to time in accordance with the terms of the Credit Agreement.

            24. The Company hereby agrees that on or after the First Amendment Effective Date and upon the request of the Collateral Agent, it will execute such amendments

                                                                      SCHEDULE I
                                                                         Page 11


to the Mortgages as the Collateral Agent shall require in connection with the transactions contemplated by this First Amendment.

            25. In order to induce the Banks to enter into this First Amendment, the Borrower hereby represents and warrants that on the First Amendment Effective Date, both before and after giving effect to this First Amendment, (1) no Default or Event of Default shall exist and (2) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

            26. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

            27. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

            28. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            29. The headings of the several sections of this First Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision hereof.

            30. This First Amendment shall become effective as of the date hereof (the "First Amendment Effective Date") when (1) each of the Borrower, each Bank and the Collateral Agent shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Agent, (2) the Borrower shall have executed and delivered to the Agent for the benefit of the Increasing Bank a new Revolving Note reflecting the increase in the Revolving Loan Commitment of the Increasing

                                                                      SCHEDULE I
                                                                         Page 12


Bank and (4) the Borrower shall have executed and delivered to the Agent for the benefit of the Swingline Bank a Swingline Note in the form of Exhibit B-4 hereto.

                                      * * *

                                                                      SCHEDULE I
                                                                         Page 13


            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.


                                  VERNITRON CORPORATION


                                  By /s/ Elliot N. Konopko
                                     ---------------------------------
                                    Name:    Elliot N. Konopko
                                    Title:   Vice President


                                  BANQUE PARIBAS,
                                  Individually, as Agent and as Collateral Agent


                                  By /s/ Donald J. Ercole
                                     ---------------------------------
                                    Name:    Donald J. Ercole
                                    Title:   Vice President


                                  By /s/ Judith A. Kirstsner
                                     ---------------------------------
                                    Name:    Judith A. Kirstsner
                                    Title:   Assistant Vice President


                                  PRIME INCOME TRUST


                                  By /s/ /Rafael Scolari
                                     ---------------------------------
                                    Name:     Rafael Scolari
                                    Title:    Vice President -
                                               Portfolio Manager

                                                                      SCHEDULE I
                                                                         Page 14


                                   FIRST SOURCE FINANCIAL LLP,
                                   By First Source Financial, Inc.,
                                      its Agent/Manager


                                   By /s/ Thomas F. Thompson
                                     ---------------------------------
                                     Name:     Thomas F. Thompson
                                     Title:    Assistant Vice President


                                   IBJ SCHRODER BANK & TRUST COMPANY


                                   By /s/ Alllan J. Pagnotta
                                     ---------------------------------
                                     Name:     Allan J. Pagnotta
                                     Title:    Vice President



                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By /s/ S. Thomas Knoff
                                     ---------------------------------
                                     Name:     S. Thomas Knoff
                                     Title:    Vice President

                                                                      SCHEDULE I
                                                                         Page 15


                                   COMMITMENTS


                         A Term Loan         B Term Loan         Revolving Loan
Bank                      Commitment          Commitment           Commitment
----                     -----------         -----------         --------------

Banque Paribas            $4,700,000        $          0           $4,300,000

Prime Income Trust                 0           4,000,000                    0

First Source               3,500,000           3,000,000            2,500,000
Financial LLP

IBJ Schroder Bank &        2,900,000           2,500,000            2,100,000
Trust Company

The First National         2,900,000           2,500,000            2,100,000
Bank of Chicago

                         -----------         -----------          -----------
             Totals:     $14,000,000         $12,000,000          $11,000,000

                                                                     EXHIBIT B-4

                                 SWINGLINE NOTE

$2,000,000                                                    New York, New York
                                                                  April 25, 1996


            FOR VALUE RECEIVED, VERNITRON CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANQUE PARIBAS (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Banque Paribas (the "Agent") located at 787 Seventh Avenue, New York, New York 10019, on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of TWO MILLION DOLLARS ($2,000,000) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement referred to below) made by the Bank pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

            This Note is the Swingline Note referred to in the Credit Agreement, dated as of April 25, 1996, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and the Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. This
Note is also entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement) and is secured by and entitled to the benefits of the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                VERNITRON CORPORATION



                                                By__________________________
                                                Title: